                                             Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ____________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                  ____________


                                GTE CORPORATION
             (Exact name of registrant as specified in its charter)

          New York                              13-1678633
    (State of Incorporation)            (I.R.S. Employer Identification No.)


                ONE STAMFORD FORUM, STAMFORD, CONNECTICUT 06904
                    (Address of principal executive offices)


                            GTE HOURLY SAVINGS PLAN
                            (Full title of the plan)


                                J. MICHAEL KELLY
                               One Stamford Forum
                          Stamford, Connecticut 06904
                                 (203 965-2000)
           (Name, address and telephone number of agent for service)
                                  ____________

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
                                    Proposed       Proposed
                                    Maximum        Maximum
   Title of         Amount          Offering       Aggregate       Amount of
Securities to be    to be           Price Per      Offering        Registration
   Registered       Registered      Share          Price           Fee
-------------------------------------------------------------------------------
Common Stock, par
value $.05 per
share(1)(2).......4,000,000 shares $49.46875(3) $197,875,000(3)  $58,373.13(3)
______________________________________________________________________________

(1) Includes associated preferred stock purchase rights under the GTE Corporation Rights Agreement.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered and sold pursuant to the employee benefit plan described herein.

(3) The shares are to be offered at prices not presently determinable. The fee is calculated upon the average of the high and low prices of the Common Stock on the composite tape of New York Stock Exchange issues on December 19, 1997.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

          The Annual Report on Form 10-K for the year ended December 31, 1996 of GTE Corporation ("GTE"), GTE's Notice of 1997 Annual Meeting and Proxy Statement dated March 3, 1997 issued in connection with the Annual Meeting of Shareholders held on April 16, 1997, the description of GTE Common Stock and associated preferred stock purchase rights contained in GTE's Form S-3 Registration Statement (File No. 33-61661), the Quarterly Reports on Form 10-Q of GTE for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, the Current Reports on Form 8-K of GTE dated May 6, 1997, June 10, 1997, August 19, 1997 and October 16, 1997, and the Annual Report on Form 11-K for the year ended December 31, 1996 of the GTE Hourly Savings Plan (the "Plan"), all as filed with the Securities and Exchange Commission (the "SEC"), are incorporated herein by reference. All documents filed by GTE or the Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the termination of the offering of the securities hereunder shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities

          Not applicable.

Item 5.  Interests of Named Experts and Counsel

          The consolidated financial statements included in GTE's Annual Report on Form 10-K for the year ended December 31, 1996, which is incorporated by reference in this Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report, which includes an explanatory paragraph with respect to the discontinuance of the application of the provisions of Statement of Financial Accounting Standards No. 71 "Accounting for the Effects of Certain Types of Regulation" in 1995, as discussed in Note 2 to the consolidated financial statements.

          The financial statements included in the Plan's Annual Report on Form 11-K for the year ended December 31, 1996, which is incorporated by reference in this Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report.

          The validity of the securities offered hereby will be passed upon for GTE by William P. Barr, Esq., its Executive Vice President - Government and Regulatory Advocacy, General Counsel. As of December 23, 1997, Mr. Barr was the beneficial owner of approximately 3,042 shares of GTE Common Stock and had options to purchase an aggregate of 108,399 shares of GTE Common Stock.

Item 6.  Indemnification of Directors and Officers

          GTE is a New York corporation. As permitted by New York law, and as set forth in GTE's By-Laws, a director or officer of GTE is entitled to indemnification by GTE against reasonable expenses, including attorneys' fees, incurred in connection with a civil or criminal proceeding in which such director or officer has been involved, or to which he has been or is threatened to be, made a party, by reason of being a director or officer. In addition, indemnification may be provided against judgments, fines and amounts paid in settlement in such proceedings. In general, however, indemnification is not available where the director or officer acted in bad faith or personally gained a financial profit or other advantage to which he was not legally entitled. In addition, GTE's Certificate of Incorporation provides that a director of GTE shall not be liable to GTE or its shareholders for damages, except to the extent such exemption from liability is not permitted under the New York Business Corporation Law as the same exists or may hereafter be
amended.   The directors and officers of GTE also are covered by insurance policies against certain liabilities which might be incurred by them in such capacities.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to officers, directors and controlling persons of GTE pursuant to any charter provision, by-law, contract, arrangement, statute or otherwise, GTE has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by GTE of expenses incurred or paid by an officer, director or controlling person of GTE in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, GTE will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed

          Not Applicable.

Item 8.  Exhibits

          See Exhibit Index on Page E-1.

Item 9.  Undertakings

          (1) GTE hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement, and that for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. GTE also hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (2) GTE hereby undertakes that, for the purpose of determining any liability under the Act, each filing of GTE's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) With respect to indemnification for liabilities arising under the Act, see Item 6.

                                   SIGNATURES


          Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, and State of Connecticut, on the 23rd day of December, 1997.

                                       GTE CORPORATION
                                        (Registrant)


                                           J. MICHAEL KELLY
                                    ---------------------------------
                                          (J. Michael Kelly)
                                       Executive Vice President -
                                         Finance and Planning

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

(1)  Principal executive officer:



       CHARLES R. LEE
---------------------------------
      (Charles R. Lee)                  Chairman of the Board       )
                                        and Chief Executive         )
                                        Officer                     )
                                                                    )
(2)  Principal financial officer:                                   )
                                                                    )
                                                                    )
                                                                    )
        J. MICHAEL KELLY                                            )
-----------------------------------                                 )
       (J. Michael Kelly)               Executive Vice President -  )
                                        Finance and Planning        )
                                                                    )
(3)  Principal accounting officer:                                  )
                                                                    )
                                                                    )
        WILLIAM M. EDWARDS III                                      ) December 23, 1997
-----------------------------------                                 )
       (William M. Edwards III)         Vice President and          )
                                        Controller                  )
                                                                    )
                                                                    )
                                                                    )
(4)  Directors:                                                     )
                                                                    )
                                                                    )
                                                                    )
         EDWIN L. ARTZT                                             )
-----------------------------------                                 )
        (Edwin L. Artzt)                Director                    )
                                                                    )
                                                                    )
                                                                    )
        JAMES R. BARKER                                             )
-----------------------------------                                 )
      (James R. Barker)                 Director                    )

(4)  Directors (cont'd.):


          EDWARD H. BUDD                                            )
-----------------------------------                                 )
         (Edward H. Budd)               Director                    )
                                                                    )
                                                                    )
                                                                    )
       ROBERT F. DANIELL                                            )
-----------------------------------                                 )
      (Robert F. Daniell)               Director                    )
                                                                    )
                                                                    )
                                                                    )
         KENT B. FOSTER                                             )
-----------------------------------                                 )
        (Kent B. Foster)                Director                    )
                                                                    )
                                                                    )
                                                                    )
        JAMES L. JOHNSON                                            )
-----------------------------------                                 )
       (James L. Johnson)               Director                    )
                                                                    )
                                                                    )
                                                                    )
        RICHARD W. JONES                                            )
-----------------------------------                                 )
       (Richard W. Jones)               Director                    )
                                                                    )
                                                                    )
                                                                    )
        JAMES L. KETELSEN                                           ) December 23, 1997
-----------------------------------                                 )
       (James L. Ketelsen)              Director                    )
                                                                    )
                                                                    )
                                                                    )
         CHARLES R. LEE                                             )
-----------------------------------                                 )
        (Charles R. Lee)                Director                    )
                                                                    )
                                                                    )
                                                                    )
         MICHAEL T. MASIN                                           )
-----------------------------------                                 )
        (Michael T. Masin)              Director                    )
                                                                    )
                                                                    )
                                                                    )
         SANDRA O. MOOSE                                            )
-----------------------------------                                 )
        (Sandra O. Moose)               Director                    )
                                                                    )
                                                                    )
                                                                    )
        RUSSELL E. PALMER                                           )
-----------------------------------                                 )
       (Russell E. Palmer)              Director                    )
                                                                    )
                                                                    )
                                                                    )
        ROBERT D. STOREY                                            )
-----------------------------------                                 )
       (Robert D. Storey)               Director                    )

                                   SIGNATURE



The Plan.

     Pursuant to the requirements of the Securities Act of 1933, the GTE Service Corporation Employee Benefits Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, and State of Connecticut on the 23rd day of December, 1997.


                         GTE SERVICE CORPORATION EMPLOYEE
                           BENEFITS COMMITTEE



                                  J. RANDALL MACDONALD
                         --------------------------------
                               (J. Randall MacDonald)
                         Chairman, Employee Benefits Committee

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated
January 28, 1997 included in GTE Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, our report dated June 23, 1997 included in the GTE Hourly Savings Plan's Annual Report on Form 11-K for the year ended
December 31, 1996, and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in this Registration Statement.



                              ARTHUR ANDERSEN LLP
                              ________________________
                              ARTHUR ANDERSEN LLP



Stamford, Connecticut
December 19, 1997

                                 EXHIBIT INDEX

Exhibit
Number
_______

5.1       -   Opinion of William P. Barr, Esq.

5.2       -   Copy of Internal Revenue Service determination letter that the
              Plan is qualified under Section 401 of the Internal Revenue Code.

23.1      -   The consent of Arthur Andersen LLP is included on page II-6 of this Registration Statement.

23.2      -   The consent of William P. Barr, Esq. (contained in opinion filed as Exhibit 5).




                                      E-1